Exhibit 24

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these present that the undersigned hereby constitutes and appoints each of Kathleen F. Burke, Renee M. Donlan and
M. Kathryn Rickards, signing singly, the undersigned's true and lawful attorney-in-fact to:

1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of MKS Instruments, Inc. (the "Company"), Forms 3, 4, 5 and 144 (collectively, the ?Forms?) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Forms, complete and execute any amendment or amendments thereto, and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney shall supersede any power of attorney previously granted by the undersigned with respect to the subject matter herein and shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited
Power of Attorney to be executed as of this 2nd day of May 2016.

/s/ Robert J. Phillippy
_________________________
Robert J. Phillippy